Exhibit 10.32

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is dated the 18th day of May, 2010 and made effective as of the “Effective Date” (as hereinafter defined), by and between SIMON KEMP (the “Seller”) and OMNICOMM SYSTEMS, INC. (the “Buyer”).

RECITALS

WHEREAS, Seller owns five hundred (500) ordinary shares of stock, £1 per share, and twenty five thousand (25,000) preference shares of stock, £1 per share, of Logos Holdings Limited (the “Company”), constituting all of the issued and outstanding shares of capital stock of the Company owned by Seller (such shares, together with any other shares held by Seller as a consequence of his owning such shares, either as a result of any bonus issuance, consolidation, division, subdivision, conversion, reclassification, split, or otherwise, and together with all rights and benefits attaching to all of such shares, including, without limitation, all dividends, voting rights and all other rights associated therewith, being hereinafter collectively referred to as the “Stock”); and

WHEREAS, pursuant to a Call Option Deed dated August 3, 2009 (the “Option”) between Seller and OmniComm, Ltd. (“OmniComm UK”), OmniComm UK has the option to purchase all of the Stock from Seller in accordance with the terms of the Option; and

WHEREAS, OmniComm UK has assigned all of its rights under the Option to Buyer; and

WHEREAS, Buyer has exercised its option to purchase all of the Stock, and in accordance with the terms of the Option, Buyer and Seller desire to enter into this Agreement pursuant to which, for and in exchange of the “Purchase Price” (as hereinafter defined), and subject to the terms, covenants and conditions set forth herein, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, all of the Stock;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, DEFINITIONS

The foregoing recitals are true and correct and, together with the Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference. Capitalized words used herein and not otherwise defined in the text hereof shall have the meanings set forth in the Option.

ARTICLE II

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, governmental authority, or any other entity of any nature whatsoever (“Person”) not a party to this Agreement; (v) the terms “pounds” and “£” means British pounds; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE III

PURCHASE AND SALE OF STOCK

3.1 Purchase and Sale. In exchange for the payment of the Purchase Price, and subject to the terms and conditions hereof, the Seller hereby agrees to sell, transfer, convey and deliver to the Buyer, and the Buyer hereby agrees to purchase from the Seller, on the Closing Date, all of the Seller’s legal and beneficial right, title and interest in and to the Stock, free and clear of all Encumbrances; provided, however, that if for any reason Seller cannot convey his legal interest in the Stock to Buyer, then this sale, transfer and conveyance shall be deemed only a sale, transfer and conveyance of all of Seller’s beneficial interest in and to the Stock, free and clear of all Encumbrances.

3.2 Purchase Price. As consideration for the Stock, the Buyer shall pay to the Seller an aggregate consideration (the “Purchase Price”) consisting of four hundred thousand (400,000) shares of common stock, $0.001 par value per share, of the Buyer (the “Buyer Stock”).

3.3 Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur and take place at the offices of Hunton & Williams, or at such location as the parties may otherwise mutually agree, on May 18, 2010 (the “Closing Date”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the following representations and warranties to the Buyer, each of which the Seller hereby represents to be true and correct on the date hereof and each of which shall be deemed made again as of the Closing Date and represented by the Seller to be true and correct in all respects on the Closing Date.

4.1 Organization. The Company is a UK company under registered number 05840032, which Company is duly organized, validly existing and in good standing under the laws of the United Kingdom and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency, administration or rehabilitation of the Company.

4.2 Stock. The entire issued share capital of the Company consists of one thousand (1,000) Ordinary Shares and fifty thousand (50,000) Preference Shares, all of which are issued and outstanding. Seller is the legal and beneficial owner and registered holder of the Stock, free and clear of any and all Encumbrances, which Stock represents fifty percent (50%) of the entire issued share capital of the Company. The remaining fifty percent (50%) of the issued share capital of the Company is owned, legally and beneficially, by Mr. Giles Nicholas Wilson of 34 Broomhouse Road, London, SW6 3QX. The Stock ranks pari passu with all other Ordinary Shares and Preference Shares of the Company. No other Person has any pre-emptive or other right (whether exercisable at the date of exercise of the Option or in the future and whether contingent or not) to call for the issue of any shares or loan capital of the Company under any option or other agreement (including, without limitation, conversion rights) and no other Person has any right to subscribe or otherwise receive any shares of capital of the Company of any kind or nature whatsoever and the Company has no intention of granting any such rights or issuing any such shares. The Stock is duly authorized, properly and validly allotted and issued, fully paid and non-assessable, and all taxes, fees or charges related to the issuance or transfer of such Stock have been timely paid. Upon tender of the Purchase Price to the Seller in the manner contemplated in Section 3.2 hereof, legal and beneficial ownership of the Stock shall be transferred to and vested in the Buyer, free and clear of all Encumbrances and, as a result thereof, Buyer will be the owner of fifty percent (50%) of all classes of the outstanding capital shares of the Company. There are no shareholders’ agreements or other agreements of any kind restricting the transfer or pledging of any capital shares of the Company or governing the Company or its management other than the Company’s governing documents filed with the appropriate governmental agency in the United Kingdom.

4.3 Authority and Approval of Agreement. The Seller has the full power and authority to execute and deliver this Agreement and to perform all of his obligations hereunder without any consent or joinder from any other Person. Seller is not insolvent or unable to pay his debts as they come due. This Agreement and each of the other documents, instruments and agreements executed by the Seller in connection herewith constitute the valid and legally binding agreements of Seller, enforceable against Seller in accordance with their respective terms.

4.4 No Violations. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by the Seller in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time): (A) the Company’s governing documents filed with the appropriate governmental agency in the United Kingdom, (B) any provision of any contract or agreement to which the Company or any of its assets or Seller may be bound, (C) any order, writ, decree or any other judgment of any nature whatsoever, or (D) any law; or (ii) will or could result in the creation or imposition of any Encumbrance upon, or give to any Person any interest in or right to, the Stock or any other capital shares of the Company or any of the assets of the Company.

4.5 Encumbrances. There is no Encumbrance and there is no agreement, arrangement or obligation to create or give an Encumbrance in relation to any of the Stock. No Person has claimed to be entitled to an Encumbrance or any benefit thereunder in relation to any of the Stock.

4.6 Solvency. The Company is solvent and able to pay its debts as they fall due.

4.7 Litigation. The Company is not subject to any litigation or any proceedings of any nature or kind whatsoever.

4.8 Material Adverse Change. The Company has not suffered any material adverse change since the date of the Option.

4.9 Assets and Liabilities. That the assets and liabilities of the Company are as set out in any due diligence materials provided by Seller to Buyer.

4.10 Tax Returns. The Company duly and timely filed with the appropriate governmental agencies all tax and other returns and reports required by any law to be filed by it and all such returns and reports have been accurately prepared and properly completed.

4.11 Other Warranties. Seller acknowledges that in addition to the transactions contemplated by this Agreement, Buyer (or an affiliate thereof) also recently purchased various assets from Logos Technologies, Ltd. (“LTL”). As a result of LTL being in administration, Buyer’s purchase of such assets from LTL was done without an opportunity for Buyer to undertake due diligence of such assets and was done on an “as is” basis, and accordingly, Seller further acknowledges that Buyer’s purchase of such assets from LTL was based on various representations and warranties made by Seller to Buyer either by previous disclosure of materials, e-mail or verbally, including, representations and warranties with respect to: (i) the fact that upon consummation of such purchase, Buyer would become vested with valid title and ownership to all of such assets purchased from LTL, without any encumbrances thereon, (ii) the fact that the contracts which were part of such assets purchased by Buyer were valid and enforceable contracts of LTL and that Buyer would become vested with valid title and ownership of such contracts, without any encumbrances thereon, (iii) the status of development and ownership of the ALPHADAS version 3 software purchased by Buyer, it being acknowledged that Seller has represented to Buyer that such ALPHADAS version 3 software was, in fact, validly owned by LTL, as well as representations regarding the ownership of the ALPHADAS version 2 software, as being validly owned by the Company.

4.12 Full Disclosure. All the representations and warranties made by the Seller herein, and all of the statements, documents or other information pertaining to the transaction contemplated herein or to the transaction between Buyer and LTL made or given by the Seller, his agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated, non-misleading, accurate and meaningful.

ARTICLE V

INTERPRETATION AND SURVIVAL OF

REPRESENTATIONS AND WARRANTIES

5.1 Interpretation. Each warranty and representation made by Seller in this Agreement or pursuant hereto is independent of all other warranties and representations made by Seller in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

5.2 Reliance by Buyer. Notwithstanding the right or opportunity Buyer may have had to investigate the Company, the Company’s business and assets, and notwithstanding any knowledge of facts determinable by Buyer as a result of such investigation or right of investigation, Buyer has the unqualified right to rely upon the representations and warranties made by the Seller in this Agreement. Each and every representation and warranty of the Seller made herein is material to the decision of the Buyer to enter into this Agreement and to consummate the transaction contemplated herein.

5.3 Survival. All representations and warranties of the Seller and Buyer made in this Agreement or pursuant hereto shall survive the date hereof, the Closing, the closing of the LTL asset purchase, the consummation of the transactions contemplated hereby, the termination of this Agreement and any investigation.

ARTICLE VI

OBLIGATIONS AT CLOSING

6.1 Obligations of the Seller to the Buyer. On the Closing Date, the Seller hereby covenants and agrees to execute and deliver, or cause to be executed and delivered, as possible, to the Buyer, the following:

(a) The Stock and certificates representing all the Stock duly endorsed for transfer to Buyer or with duly executed stock powers transferring the same;

(b) Such other documents and instruments as are contemplated by this Agreement or as may reasonably be requested by Buyer to further evidence the transactions contemplated hereby.

6.2 Buyer’s Obligations to the Seller at Closing. On the Closing Date, Buyer agrees to execute and deliver, or cause to be executed and delivered, as applicable, to Seller, the following or otherwise to take the following actions:

(a) Buyer shall cause its transfer agent to issue the certificates representing the Purchase Price to be delivered to Seller;

(b) Such other documents and instruments as are contemplated by this Agreement or as may reasonably be requested by Seller to further evidence the transactions contemplated hereby.

ARTICLE VII

INDEMNIFICATION

7.1 Seller’s Obligation to Indemnify. Seller hereby agrees to indemnify and hold Buyer and its affiliates and subsidiaries, and each of their respective stockholders, directors, officers, employees and attorneys, and their respective successors and assigns (collectively, the “Buyer Indemnified Parties”), forever harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities, dues, assessments, fines, penalties, fees, costs, amounts paid in settlement and damages of any nature or kind (including, without limitation, costs and expenses of counsel and paralegals, costs of investigation and defense, at all trial and appellate levels), whether or not arising from any demand, threat, claim, suit, action, litigation, investigation, study, arbitration, administrative hearing, other proceeding and whether or not involving a third party claim (collectively, the “Losses”), incurred or suffered by the Buyer Indemnified Parties, or any one of them, arising out of, resulting from or in any other way related to, directly or indirectly: (i) any breach or inaccuracy of any of the representations and warranties made by Seller in this Agreement or incorporated into this Agreement, or (ii) any breach of the covenants or agreements made by Seller in or pursuant to the Option or this Agreement (collectively, “Indemnifiable Damages”).

7.2 Procedures for Indemnification. The following procedures shall be applicable with respect to indemnification arising in connection with any provision of this Agreement:

(a) Notice of Claim. Buyer agrees that, upon its obtaining knowledge of facts indicating that there may be a basis for a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any such claim, judicial or otherwise, with respect to any matter as to which it may be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof to the Seller, which notice shall include all information relating to such matter as the Buyer shall then have, including, a copy of any written claim or other notice received by the Buyer (provided, however, that Buyer’s failure to give prompt notice of such claim to Seller shall not in any manner preclude, hinder, delay or prohibit Buyer’s rights for indemnification hereunder).

(b) Defense of Claims. Promptly upon receipt of notice of a claim for indemnity as required by Section 7.2(a) above, the Seller shall assume and control the defense of any such claim and the payment of expenses related thereto in good faith and with counsel reasonably experienced in the field relating to the claim. The parties agree that: (i) the Seller will not be liable for any settlement of any claim effected by the Buyer without the Seller’s express prior written consent, which consent may not be unreasonably conditioned, withheld or delayed; (ii) the Seller will not settle any claim without the express prior written consent of the Buyer, which consent may not be unreasonably conditioned, withheld or delayed so long as the Buyer does not incur any liability or obligation of any nature or kind in connection with such settlement and Buyer is fully and forever released of all liability in connection therewith in accordance with release documentation previously approved by Buyer (absent such full release and approval of such release documentation by Buyer, Buyer may withhold its consent to such a settlement in its sole and absolute discretion); and (iii) the Buyer may elect to employ separate counsel and participate in the defense of any such claim, but in such event, the Buyer will be responsible for the fees and expenses of such separate counsel, provided, however, that in the event the Seller has failed to promptly and adequately assume the defense of such claim in good faith and using reasonably experienced counsel in the relevant field as required by this Agreement, or, in the event the Buyer believes, in good faith, that any such claim may adversely affect its business and reputation (or that of any of its affiliated companies), then the Seller shall be responsible for the fees and expenses of any counsel employed by Buyer and all other costs and expenses associated with the claim and the defense thereof.

ARTICLE VIII

ACQUISITION OF SECURITIES

8.1 Restrictions on Transfer; No Right to Require Registration. Seller acknowledges and agrees that the Buyer Stock being received by Seller as the Purchase Price has not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or under relevant state securities laws and, therefore, it cannot be sold, pledged, assigned, transferred or otherwise disposed of unless it is subsequently registered under the Securities Act and/or under relevant state securities laws or an exemption from such registration is available. Seller further understands that as a result of the foregoing restrictions, he must bear the economic risk of holding such Buyer Stock for an indefinite period of time until the Buyer Stock is registered under the Securities Act, or an exemption from registration thereunder is available. Further, the Seller understands and acknowledges that it has no right to require Buyer to register the Buyer Stock under the Securities Act or relevant state securities laws.

8.2 Investment Intent. As a material inducement to Buyer to enter into, execute and deliver this Agreement and for Buyer to issue the Buyer Stock as required hereunder, Seller hereby represents and warrants that Seller is acquiring the Buyer Stock solely for the account of Seller for investment purposes only and not with a view for distribution or resale to others. Seller further represents and warrants that Seller will not, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of (“Transfer”) the Buyer Stock, unless: (i) the Transfer is pursuant to an effective registration statement under the Securities Act; or (ii) no such registration is required because of the availability of an exemption from registration under the Securities Act, or such shares are sold in compliance with Rule 144 under the Securities Act.

8.3 Sophistication. Seller hereby represents and warrants that it has knowledge and experience in financial and business matters in general and is capable of evaluating the merits and risks of the prospective investment in the Buyer Stock.

8.4 Reliance on Representations. Seller acknowledges and understands that Buyer will be relying on the accuracy and completeness of all matters set forth in this Article VIII, and the Seller represents and warrants to the Buyer that the representations, warranties, acknowledgments, covenants and agreements set forth in this Article VIII are complete, true and correct and may be relied upon by them in determining whether the offer and sale of the Buyer Stock to the Seller is exempt from registration under the Securities Act and relevant state securities laws.

8.5 Certificates to Bear a Legend The Seller understands that each certificate representing the Buyer Stock will bear a legend on the face thereof (or on the reverse thereof with a reference to such legend on the face thereof) as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF REGISTRATION UNDER THE ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.”

ARTICLE IX

MISCELLANEOUS

9.1 Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Seller:	Mr. Simon Kemp
Lighthouse, North Head
Milford on Sea
Lymington, Hampshire SO41 0LX

If to the Buyer:	OmniComm Systems, Inc.
2101 W. Commercial Blvd., Suite 4000
Ft. Lauderdale, FL 33309
Attn: Ronald T. Linares, CFO

unless the address or any other information listed above is changed by the party by like notice given to the other parties; provided, however, that notwithstanding the following sentence, no notice of any change in the address or other information listed above shall be deemed given unless and until actually received by the party charges with notice thereof. Notice shall be in writing and shall be deemed received: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after timely deposit of same in a regularly maintained receptacle of such overnight courier for next business day delivery; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, requests or demands or other communications referred to in this Agreement may be sent by facsimile (with receipt confirmed in writing on the sender’s facsimile machine) or other method of delivery, including electronic transmission, but shall be deemed to have been given only when confirmed received by the other party.

9.2 Entire Agreement. This Agreement, including the Exhibits attached hereto and the documents delivered pursuant hereto, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except for the confidentiality provisions contained in the Option, which shall remain enforceable against Seller.

9.3 Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

9.4 Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment, modification or change.

9.5 No Waiver. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

9.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

9.7 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

9.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

9.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in the State of Delaware.

9.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.11 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

9.12 Prevailing Party. If any party hereto is required to engage in litigation or any other Proceeding against any other party hereto, either as a plaintiff, as defendant or otherwise, in order to enforce or defend any rights under this Agreement and such litigation or other Proceeding results in a final judgment or other adjudication in favor of such party (“Prevailing Party”), then the party or parties against whom said final judgment or other adjudication is obtained shall be liable to and reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred in such litigation, including all reasonable attorneys' fees, paralegals' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

9.13 Performance on Business Days. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

9.14 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

9.15 Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

SELLER:

By:	/s/ Simon Kemp
SIMON KEMP

Date: May 18, 2010

BUYER: OMNICOMM SYSTEMS, INC.

By:	/s/ Randall G. Smith
Name: Randall G. Smith
Title: Chief Technology Officer

Date: May 18, 2010